Exhibit 10.1
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN
(Performance-Based Restricted Stock Unit Award)
US Foods Holding Corp. (the “Company”), pursuant to the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the target number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]
Date of Grant:	[Insert Grant Date]
Performance Period:	[Insert Performance Period]
Performance Years:	[Insert Performance Years]
Target Award:	[Insert Target No. of Restricted Stock Units Granted]
Vesting Date:	[Insert Vesting Date]
Vesting Schedule:
Except as otherwise provided in the Plan, the Restricted Stock Unit Agreement or any other agreement between the Company or any of its Subsidiaries (collectively, the “Company Group”) and the Participant, the Restricted Stock Units shall vest based on the achievement of the performance goals set forth in this Grant Notice (the “Performance Goals”) over the Performance Period and subject to the Participant’s continued service through the Vesting Date; provided, however, that if the Performance Goals set forth below are not achieved during the Performance Period, such Restricted Stock Units shall be forfeited; further, provided that:
(i)the Target Award shall vest immediately in the following circumstances
a.immediately prior to a Change in Control if the Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, or provided such other treatment as determined by the Committee; or
b.upon the Participant’s Termination by the Service Recipient without Cause or by the Participant for Good Reason (as defined in the Restricted Stock Unit Agreement) within the eighteen (18)-month period immediately following a Change in Control in which the Restricted Stock Units are continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto;
(ii)the Restricted Stock Units shall vest on the Vesting Date based on the achievement of the Performance Goals over the Performance Period pro-rated based on the period of Participant’s employment during the Performance Period:
a.in the event the Participant undergoes a Termination prior to the Vesting Date as a result of such Participant’s death or Disability; or
b.in the event of the Participant’s Termination due to Retirement (as defined in the Restricted Stock Unit Agreement); provided, however, the Participant shall not be entitled to such vesting treatment in the event of the Participant’s Termination on or prior to the one-year anniversary of the Date of Grant;

Three-Year Performance-Based Restricted Stock Unit Agreement (version March 2022)

Subject, in the case of Disability or Retirement, to the Participant’s continued compliance with the Restricted Stock Unit Agreement and any employment, service, non-competition, non-solicitation, restrictive covenant, confidentiality, intellectual property or similar agreement with the Company, a member of the Company Group or a successor entity thereto.

Performance Goals:
1.Adjusted EBITDA Growth Rate

The Adjusted EBITDA payout percentage shall be determined for each Performance Year, based on the actual Annual Adjusted EBITDA Growth Rate achieved in such Performance Year, in accordance with the schedule set forth below (the “Annual EBITDA Payout Percentage”). Subject to the terms of the Restricted Stock Unit Agreement and the Plan, 70% of the Target Award shall vest based on the simple average of the Annual EBITDA Payout Percentages for each of the three Performance Years in the Performance Period.

	[year 1] Annual Adjusted EBITDA Growth Rate	[year 2] Annual Adjusted EBITDA Growth Rate	[year 3] Annual Adjusted EBITDA Growth Rate	Annual EBITDA Payout Percentage
Below Threshold	<[__]%	<[__]%	<[__]%	[__]%
Threshold	[__]%	[__]%	[__]%	[__]%
Target	[__]%	[__]%	[__]%	[__]%
Maximum	[__]%	[__]%	[__]%	[__]%
2. Adjusted ROIC Growth
Following each Performance Year, the Adjusted ROIC Growth payout percentage shall be determined for each Performance Year, based on the Annual Adjusted ROIC Growth achieved in such Performance Year, in accordance with the schedule set forth below (the “Annual ROIC Growth Payout Percentage”). Subject to the terms of the Restricted Stock Unit Agreement and the Plan, 30% of the Target Award shall vest based on the simple average of the Annual ROIC Growth Payout Percentages for each of the three Performance Years in the Performance Period.

	[year 1] Annual Adjusted ROIC Growth	[year 2] Annual Adjusted ROIC Growth	[year 3] Annual Adjusted ROIC Growth	Annual ROIC Growth Payout Percentage
Below Threshold	<[__] bps	<[__] bps	<[__] bps	[__]%
Threshold	[__] bps	[__] bps	[__] bps	[__]%

	[year 1] Annual Adjusted ROIC Growth	[year 2] Annual Adjusted ROIC Growth	[year 3] Annual Adjusted ROIC Growth	Annual ROIC Growth Payout Percentage
Target	[__] bps	[__] bps	[__] bps	[__]%
Maximum	[__] bps	[__] bps	[__] bps	[__]%
3.Performance Between Specified Levels
The payout percentage of the Target Award shall be determined using straight-line interpolation between performance levels and none of the Target Award subject to a Performance Goal shall vest for performance below the threshold performance level.
4.Definitions
a.“Adjusted EBITDA” is defined as net income (loss), plus interest expense—net, income tax provision (benefit), and depreciation and amortization adjusted for (1) restructuring costs and asset impairment charges; (2) share-based compensation expense; (3) the non-cash impact of LIFO reserve adjustments; (4) loss on extinguishment of debt; (5) pension settlements; (6) business transformation costs; and (7) other gains, losses, or costs as specified in the agreements governing the Company’s indebtedness.
b.“Adjusted ROIC” means net operating profit after taxes (“NOPAT”) divided by the beginning and ending year average of invested capital (“Invested Capital”). For purposes of this definition, NOPAT is calculated by subtracting depreciation and Adjusted Taxes (using a consistent corporate tax rate in all periods) from Adjusted EBITDA. For purposes of this definition, Invested Capital is calculated by subtracting goodwill, other intangible assets, cash, and non-interest-bearing current liabilities (primarily A/P and accrued current liabilities) from total assets. Adjusted ROIC shall exclude the cash impact of: (1) any EBITDA adjustments used to compute the Company’s Adjusted EBITDA for the relevant Performance Period and (2) any one-time, significant (i.e., greater than $15 million) cash payment or expenditure that is expected to have an overall net positive long-term benefit (e.g., tax savings).
c.“Annual Adjusted EBITDA Growth Rate” is calculated by (i) subtracting the prior year Adjusted EBITDA results from the current year Adjusted EBITDA results and (ii) dividing such amount by the prior year Adjusted EBITDA results. In the case of any Excluded Transaction, the Adjusted EBITDA for each Excluded Transaction shall be excluded from both the current year and the prior year in which the Adjusted EBITDA Growth Rate is being calculated, until the year in which growth is being calculated is two years after the Excluded Transaction, and at such time the impact of the Excluded Transaction will be included in both the current year and the prior year. For example, if an Excluded Transaction occurs in 2022, its impact will be excluded from the calculation of 2022 Adjusted EBITDA Growth Rate and 2023 Adjusted EBITDA Growth Rate, but its impact will be included in 2023 Adjusted EBITDA (and 2024 Adjusted EBITDA) for the purpose of calculating 2024 Adjusted EBITDA Growth Rate.
d.“Annual Adjusted ROIC Growth” is the year over year change in bps, calculated by subtracting the prior year Adjusted ROIC results from the current year Adjusted ROIC results; provided however, in the case of any Excluded Transaction, the Adjusted ROIC results for each Excluded Transaction shall be excluded from both the current year and the prior year in which growth is being calculated, until the year in which growth is being calculated is two years after the Excluded Transaction, and at such time the impact of the Excluded Transaction will be included in both the current year and the prior year. For example, if an Excluded Transaction occurs in

2022, its impact will be excluded from the calculation of 2022 Adjusted ROIC Growth and 2023 Adjusted ROIC Growth, but its impact will be included in 2023 Adjusted ROIC (and 2024 Adjusted ROIC) for the purpose of calculating 2024 Adjusted ROIC Growth.

“Excluded Transaction” means any individual merger, acquisition, or divestiture for which the net assets acquired or disposed, on an annualized basis, generate an annual run rate Adjusted EBITDA in excess of $15 million including any divestiture required as a remedy to obtain antitrust clearance for the transaction, regardless of the EBITDA impact of such divestiture on a standalone basis.

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.
US FOODS HOLDING CORP.                     PARTICIPANT1
By:
Name:     David Works
Title:     Executive Vice President,
    Chief Human Resources Officer

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN
(Performance-Based Restricted Stock Unit Award)
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), US Foods Holding Corp. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice.
1.Grant of Restricted Stock Units. The Company hereby grants to the Participant the target number of Restricted Stock Units provided in the Grant Notice.
2.Vesting. Subject to the terms and conditions set forth in the Grant Notice, this Restricted Stock Unit Agreement and the Plan, the Restricted Stock Units shall vest based on (i) the relative achievement of the Performance Goals set forth in the Grant Notice during the Performance Period set forth in the Grant Notice and (ii) except as otherwise provided in the Grant Notice, the Participant’s continuous employment through the Vesting Date. Attainment of the Performance Goals shall be determined and certified by the Committee in writing prior to the vesting of the Restricted Stock Units.
3.Settlement of Restricted Stock Units. The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof, provided that the Restricted Stock Units shall be settled in Common Stock within sixty (60) days following the Vesting Date or, if earlier, within sixty (60) days following a Change in Control or the Participant’s Termination by the Service Recipient without Cause or by such Participant for Good Reason within the eighteen (18)-month period immediately following a Change in Control, as contemplated by the Grant Notice and subject to Section 13(u) of the Plan, to the extent applicable; provided, further, that (a) if the Restricted Stock Units constitute “deferred compensation” subject to Section 409A of the Code and (b) the vesting is accelerated upon either (i) a Change in Control or (ii) the Participant’s Termination during the eighteen (18)-month period immediately following a Change in Control that does not satisfy the conditions specified in Section 13(u)(iii) of the Plan, then notwithstanding the foregoing to the contrary, the Restricted Stock Units shall be settled within sixty (60) days following the Vesting Date or, if earlier, upon the Participant’s death or such other date that will not give rise to any additional taxes or penalties under Section 409A of the Code.
4.Treatment of Restricted Stock Units upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
5.Definitions.
(a)The term “Good Reason” as used in the Grant Notice or in this Restricted Stock Unit Agreement shall, in the case of any Participant who is party to an employment, service or similar agreement between the Participant and the Company that contains a definition of “Good Reason”, mean and refer to the definition set forth in such agreement, and in the case of any other Participant, “Good Reason” shall mean: (A) a material diminution in the Participant’s base salary or annual bonus opportunity; (B) any material diminution in the Participant’s authority, duties or responsibilities; or (C) the relocation of the Participant’s principal work location by more than fifty (50) miles; provided that none of these events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. Notwithstanding anything herein to the contrary, for purposes of the last proviso of the immediately foregoing sentence, a series of related events shall be deemed to have occurred on the date upon which the last event in such series of related events has occurred. In the event of the Participant’s Termination due to Good Reason, such Termination must occur within sixty (60) days following the expiration of the Company cure period described above.
(b)Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
(c)The term “Retirement” shall mean a Termination by the Participant if, on the date of such Termination the Participant shall have attained age sixty (60) and a minimum of five (5) years of continuous service as an employee with the Company Group.
6.Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7.Dividend Equivalent Payments. The Participant shall be eligible to receive dividend equivalents pursuant to the provisions of Sections 9(d)(ii) and 13(c) of the Plan.
8.Tax Withholding. The provisions of Section 13(d)(i) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability referred to in Section 13(d)(i) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless the Participant elects a higher withholding rate and the Committee determines that such higher withholding rate will not result in adverse accounting consequences.
9.Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company Group.
11.Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12.Protected Rights. Nothing contained in this Restricted Stock Unit Agreement or the Plan is intended to limit the Participant’s ability to (a) report possible violations of law or regulation to, or file a charge or complaint with, any Government Agency, (b) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, or (c) under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
13.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14.Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
15.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.
16.Compliance With Section 409A of the Code. The Award governed hereby is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Restricted Stock Unit Agreement provides for the Award to become vested and be settled upon the Participant’s Termination, the applicable shares of Common Stock shall be transferred to the Participant or his or her beneficiary upon the Participant’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to the Participant or his or her beneficiary upon the earlier to occur of (i) the six (6)-month anniversary of such separation from service and (ii) the date of the Participant’s death.